                                                                    EXHIBIT 99.1



                          CONSENT OF THOMAS S. MURPHY



    The undersigned hereby consents to the inclusion of his/her name in this registration statement as a person to become a director of DC Holdco, Inc. upon the consummation of the mergers of (i) The Walt Disney Company and DCA Merger Corp. and (ii) Capital Cities/ABC, Inc. and DCB Merger Corp.



                                                   /s/ THOMAS S. MURPHY

                                          ______________________________________

                                                     Thomas S. Murphy



November 9, 1995